EXHIBIT 10.16


                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

                  SECURITIES PURCHASE AGREEMENT, made and entered into this ___ day of July, 2001 (the "Agreement"), by and between Bram Solloway (the "Seller"), and Stephen Irwin (the "Purchaser").

                                   WITNESSETH:
                                   ----------

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase, all upon the terms and subject to the conditions set forth in this Agreement, 1,000,000 shares (the "Shares") of the Common Stock, $0.001 par value per share, of Viva Gaming & Resorts, Inc.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

                  1. Sale and Purchase of Stock. (a) The Seller hereby privately sells, and the Purchaser hereby privately purchases, the Shares.

                  (b) The purchase price for the Shares is $200,000, payable by certified check or wire transfer of immediately available funds concurrently with the Closing (as defined below).

                  (c) Concurrently with the Closing, the Seller shall deliver to the Purchaser (or the Purchaser's agent) a stock certificate representing the Shares purchased pursuant hereto, together with appropriate stock powers, and shall have paid to the Company such amounts as may be required for any applicable stock transfer taxes.

                  (d) This transaction shall close and all deliveries to be made at the time of closing (the "Closing") shall take place as soon as reasonably practical after satisfaction of the conditions set forth in Section 4 hereof. The Closing shall take place at the offices of Sklar Warrren Conway & Williams LLP, 221 N. Buffalo Drive, Suite A, Las Vegas, Nevada 89145, or at such other place as the Seller and Purchaser shall agree.

                  2. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

                     2.1 Ownership of Shares. The Shares are solely owned by the Seller, validly issued, fully paid and non-assessable and are free and clear of any and all liens, encumbrances, claims, charges and assessments and subject to no options, agreements, or restrictions with respect to transferability.

                     2.2 Authorization. The Seller is of full age and has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform his obligations


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hereunder. This Agreement when duly executed and delivered by the Seller will constitute a legal, valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

                     3.1 Authorization. The Purchaser is of full age and has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform his obligations hereunder. This Agreement when duly executed and delivered by the Purchaser will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                     3.2 Investment. The Purchaser is acquiring the Shares for Purchaser's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person or entity has a direct or indirect beneficial interest in the Shares. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity with respect to any of the Shares.

                     3.3 Available Information. The Purchaser acknowledges that he is familiar with the business, financial condition and affairs of the Company and is therefore able to evaluate the merits and risks of a purchase of the Shares.

                     3.4 Legend. The Purchaser understands and acknowledges that the certificates for the Shares shall bear a legend substantially as follows until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with an effective registration statement thereunder; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF

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            COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH
            REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

                     3.5 Age. The Purchaser is at least 21 years of age.

                     3.6 Non-Marketable Investments. The Purchaser's overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser's net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

                     3.7 Survival. The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

                  4. Conditions to the Obligations of the Seller and the Purchaser. (a) The delivery of all components of all Gaming Machines constituting the Assets (as such terms are defined in that certain Revised and Restated Gaming Equipment Sale Agreement, by and between Phoenix Leisure, Inc. and ABD Gaming Supply, dated as of the date hereof) shall have been completed.

                  (b) The transactions contemplated by that certain Conversion Agreement between Viva Gaming & Resorts, Inc. and the Seller shall have been consummated.

                  5. General Provisions.
                     ------------------

                     (a) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto. Any failure by the Seller or the Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights.

                     (b) Notices. All notices and other communications given or made hereunder shall be in writing and delivered personally or mailed by registered or certified mail postage prepaid, return receipt requested (or if unavailable, first class mail postage prepaid) to the Seller or the Purchaser at his respective address set forth at the head of this Agreement, and, in each case, to such other address as any party shall have given to the other party by similar notice.

                     (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to conflict of laws principles.


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                     (d) Binding Effect; Assignment. This Agreement and the
various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

                     (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

                     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                             SELLER:

                                             -----------------------------------
                                             Bram Solloway



                                             PURCHASER:

                                             -----------------------------------
                                             Stephen Irwin


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